Exhibit 99.1

GSI Commerce Reports Fiscal 2009 Third Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--October 27, 2009--GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2009 third quarter ended Oct. 3. The company is announcing its third quarter financial results one day earlier than scheduled to coincide with its separate announcement of its planned acquisition of Retail Convergence Inc. GSI will hold a conference call and webcast today at 4:45 p.m. EDT to discuss its financial results and the planned acquisition. This call replaces the call previously scheduled for Wed., Oct. 28, 2009. Dial-in and webcast information is contained later in this release.

Fiscal 2009 Third Quarter Compared to Fiscal 2008 Third Quarter

  Net revenues increased to $190.3 million from $186.8 million.
  Non-GAAP net revenues increased to $113.7 million from $102.3 million.
  Loss from operations was $9.9 million compared to a loss from operations of $16.5 million.
  Non-GAAP income from operations was $12.1 million compared to $5.8 million.
  Trailing 12 month non-GAAP income from operations was $99.4 million compared to $61.2 million.
  Net loss was $9.4 million or $0.18 per share compared to a net loss $14.2 million or $0.30 per share.
  Trailing 12 month cash flow from operations was $90.1 million compared to $51.5 million.
  Trailing 12 month capital expenditures were $40.8 million compared to $59.9 million.
  Trailing 12 month free cash flow was $49.3 million compared to a negative $8.4 million.

The definitions of non-GAAP net revenues, non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business, can be found under “Non-GAAP Financial Measures” provided later in this news release.

“Our momentum continued in the third quarter, as we delivered impressive financial results that exceeded our expectations. Through the first nine months of 2009 we generated $30.7 million of non-GAAP income from operations compared to $13.2 million last year. Our trailing 12 month non-GAAP income from operations of $99.4 million and free cash flow of $49.3 million are record levels for GSI,” said Michael G. Rubin, chairman, president and CEO of GSI Commerce. Rubin, continued, “Our pace of new business wins remains strong with four new e-commerce services deals signed for North America and one for international since our second quarter earnings release. Our international channel continues to develop, as we have signed five new agreements in 2009 with international e-commerce services components, including new clients and the expansion of global services to existing clients. We are also excited to be adding a new pillar to our growth strategy and a new service to our retail and consumer brand clients, by entering the emerging private sale space today with our agreement to acquire Retail Convergence and its Rue La La division.”

Fiscal Year 2009 Guidance

The following forward-looking statements reflect GSI’s expectations as of Oct. 27, 2009. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially. The guidance assumes the acquisition of Retail Convergence closes within 30 days.

The company provides the following guidance for fiscal year 2009:

  The company expects a modest increase in net revenues compared to fiscal year 2008.
  Income from operations is expected to be at least $3.0 million to $7.0 million (a).
  Non-GAAP income from operations is expected to increase by at least 15 percent to 20 percent compared to fiscal year 2008 which implies a minimum of $94.0 million to $98.0 million (b).
  Fiscal year 2009 capital expenditures are expected to be no more than $50.0 million.

(a) At this time, the company has not completed estimates for the following non-cash items related to the Retail Convergence acquisition: the amount of amortization from acquisition-related intangibles, the amount of incremental depreciation that may result from the step-up of the value of fixed assets and the amount of incremental cost of revenues from product sales that may result from the step-up of the value of inventory. Because these items have not been estimated at this time, they have been excluded from our guidance for income from operations. As a result, the company's actual income from operations could decrease materially.

(b) The following is a reconciliation of GAAP income from operations to non-GAAP income from operations of $94.0 million to $98.0 million: add to projected GAAP income from operations estimated depreciation and amortization of $63.0 million (inclusive of amortization from acquisition-related intangibles of $10.0 million other than from Retail Convergence), estimated stock-based compensation of $24.0 million and estimated acquisition-related integration, transaction and due diligence expenses of $4.0 million.

Conference Call Today

GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company’s 2009 fiscal third quarter operating results, its expectations for future performance and the acquisition of Retail Convergence.

Live Conference Access:

  Phone – Dial 1-866-362-4831, passcode 30715785 by 4:30 p.m. EDT today.
  Web – Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66459&eventID=2492564, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replay:

  Web – Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66459&eventID=2492564. Access will remain available through Nov. 20.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP net revenues, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP net revenues. We define non-GAAP net revenues as net revenues minus cost of revenues from product sales and marketing expenses. Marketing expenses principally include client revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. We consider non-GAAP net revenues to be a useful metric for management and investors because (1) it provides a metric for our investors to understand and analyze our company and (2) it provides investors with one of the primary metrics used by the company for evaluation and decision making purposes. We and many of our investors view us as a technology and business services company. Since most technology and business service companies generate their revenues from service fees and do not have product sales, we believe that by subtracting cost of revenues from product sales and marketing expenses from our net revenues from product sales, the company and investors will be better able to assess our revenues on a basis that more closely approximates the net revenues of other technology and business services companies. Further, management uses this metric for evaluating the performance of our business, making operating decisions and for budgeting purposes.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and transaction, due diligence and integration expenses relating to acquisitions. Beginning with this release, we are also excluding acquisition related non-cash inventory and deferred revenue valuation adjustments resulting from the step-up or step-down of acquired assets and liabilities and the cash portion of any acquisition earn-out payments recorded as compensation expense. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration, transaction and due diligence expenses, non-cash inventory and deferred revenue valuation adjustments resulting from the step-up or step-down of acquired assets and liabilities, and the cash portion of any acquisition earn-out payments recorded as compensation expense permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog (www.e-Dialog.com).

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements, including statements regarding the expected timing of the closing of the acquisition of Retail Convergence Inc., (“RCI”), the ability of GSI Commerce Inc. and RCI to close the acquisition, the expected benefits of the acquisition, and the expected impact of the acquisition on GSI’s financial results. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the risk that the planned acquisition may not close on the terms agreed upon or at all, risks related to the acquisition, the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce and RCI to develop and maintain relationships with strategic clients and suppliers and the timing of their establishment, extension or termination of relationships with their clients, the ability of GSI Commerce and RCI to timely and successfully develop, maintain and protect technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce and RCI to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	January 3,	October 3,
	2009	2009

ASSETS
Current assets:
Cash and cash equivalents	$130,315	$135,273
Accounts receivable, less allowance for doubtful accounts of $2,747 and $2,981	78,544	66,065
Inventory	42,856	43,943
Deferred tax assets	18,125	18,184
Prepaid expenses and other current assets	11,229	13,263
Total current assets	281,069	276,728

Property and equipment, net	164,833	155,870
Goodwill	194,996	199,653
Intangible assets, net of accumulated amortization of $18,340 and $25,884	46,663	42,939
Long-term deferred tax assets	11,296	27,544
Other assets, net of accumulated amortization of $16,384 and $18,197	17,168	13,017
Total assets	$716,025	$715,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,100	$58,237
Accrued expenses	116,747	76,573
Deferred revenue	20,397	19,089
Convertible notes	-	54,280
Current portion - long-term debt	4,887	5,019
Total current liabilities	240,131	213,198

Convertible notes	161,951	115,436
Long-term debt	32,609	29,239
Deferred revenue and other long-term liabilities	6,838	9,116
Total liabilities	441,529	366,989

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of January 3, 2009 and October 3, 2009	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 47,630,824 and 55,077,864 shares issued as of January 3, 2009 and October 3, 2009, respectively; 47,630,621 and 55,077,661 shares outstanding as of January 3, 2009 and October 3, 2009, respectively	476	551
Additional paid in capital	430,933	538,818
Accumulated other comprehensive loss	(2,327)	(1,392)
Accumulated deficit	(154,586)	(189,215)
Total stockholders' equity	274,496	348,762

Total liabilities and stockholders’ equity	$716,025	$715,751

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	October 3,	September 27,	October 3,
	2008 (1)(2)	2009	2008 (1)(2)	2009

Revenues:
Net revenues from product sales	$102,139	$90,767	$332,314	$288,150
Service fee revenues	84,655	99,544	243,232	285,817

Net revenues	186,794	190,311	575,546	573,967

Costs and expenses:
Cost of revenues from product sales	73,089	67,548	236,950	217,345
Marketing	11,412	9,087	40,141	27,002
Account management and operations, inclusive of $1,374, $2,033, $4,205 and $6,684 of stock-based compensation	58,733	60,173	175,726	176,969
Product development, inclusive of $705, $1,207, $2,003 and $3,843 of stock-based compensation	25,736	28,396	73,571	84,871
General and administrative, inclusive of $2,475, $2,436, $7,338 and $8,195 of stock-based compensation	17,489	19,365	52,437	58,169
Depreciation and amortization	16,868	15,655	49,503	46,335

Total costs and expenses	203,327	200,224	628,328	610,691

Loss from operations	(16,533)	(9,913)	(52,782)	(36,724)

Other (income) expense:
Interest expense	4,909	4,897	13,818	14,452
Interest income	(190)	(99)	(1,397)	(304)
Other (income) expense	480	(32)	833	(197)

Total other expense	5,199	4,766	13,254	13,951

Loss before income taxes	(21,732)	(14,679)	(66,036)	(50,675)
Benefit for income taxes	(7,537)	(5,273)	(19,996)	(16,046)

Net loss	$(14,195)	$(9,406)	$(46,040)	$(34,629)

Basic and diluted loss per share	$(0.30)	$(0.18)	$(0.97)	$(0.70)

Weighted average shares outstanding - basic and diluted	47,488	51,910	47,259	49,506

(1) On January 4, 2009 the Company adopted Financial Accounting Standards Board's accounting standards on "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The impact of this adoption has been retrospectively applied to prior period results.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 27,	October 3,
	2008 (1)(2)	2009

Cash Flows from Operating Activities:
Net loss	$(46,040)	$(34,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	39,805	38,856
Amortization	9,698	7,479
Amortization of discount on convertible notes	7,041	7,765
Stock-based compensation	13,546	18,722
Foreign currency transaction losses (gains)	841	(184)
Gain on disposal of equipment	(359)	(10)
Deferred income taxes	(18,026)	(16,046)
Changes in operating assets and liabilities:
Accounts receivable, net	5,623	14,602
Inventory	(6,614)	(1,087)
Prepaid expenses and other current assets	510	(1,900)
Other assets, net	583	1,938
Accounts payable and accrued expenses	(54,937)	(81,434)
Deferred revenue	6,064	(2,224)

Net cash used in operating activities	(42,265)	(48,152)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(145,001)	(5,601)
Cash paid for property and equipment, including internal use software	(46,007)	(29,585)
Proceeds from disposition of assets	1,500	-
Release of restricted cash escrow funds	-	1,052

Net cash used in investing activities	(189,508)	(34,134)

Cash Flows from Financing Activities:
Borrowings on revolving credit loan	60,000	-
Repayments on revolving credit loan	(20,000)	-
Proceeds from sale of common stock	-	92,596
Equity issuance costs paid	-	(4,179)
Proceeds from lease financing obligations	7,901	-
Debt issuance costs paid	(561)	(83)
Repayments of capital lease obligations	(2,142)	(3,359)
Repayments of mortgage note	(152)	(136)
Proceeds from exercise of common stock options	1,342	2,065

Net cash provided by financing activities	46,388	86,904

Effect of exchange rate changes on cash and cash equivalents	(1,073)	340

Net increase (decrease) in cash and cash equivalents	(186,458)	4,958
Cash and cash equivalents, beginning of period	231,511	130,315

Cash and cash equivalents, end of period	$45,053	$135,273

(1) On January 4, 2009 the Company adopted Financial Accounting Standards Board's accounting standards on "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The impact of this adoption has been retrospectively applied to prior period results.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	October 3,	September 27,	October 3,
	2008	2009	2008	2009
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
GAAP loss from operations	$(16,533)	$(9,913)	$(52,782)	$(36,724)

Acquisition related integration, transaction and due diligence expenses	867	723	2,939	2,347
Stock-based compensation	4,554	5,676	13,546	18,722
Depreciation and amortization (1)	16,868	15,655	49,503	46,335

Non-GAAP income from operations	$5,756	$12,141	$13,206	$30,680

(1) Includes amortization expense of acquisition related intangibles of $2,582 and $7,544 for the three- and nine-months ended October 3, 2009 and $3,880 and $9,665 for the three- and nine-months ended September 27, 2008.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	September 27,	October 3,
	2008(2)	2009
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:
GAAP (loss) income from operations	$(22,499)	$5,798

Acquisition related integration, transaction and due diligence expenses	4,507	4,044
Stock-based compensation	16,113	24,579
Depreciation and amortization (1)	63,096	64,985

Non-GAAP income from operations	$61,217	$99,406

(1) Includes amortization expense of acquisition related intangibles of $11,467 for the twelve-months ended October 3, 2009 and $13,045 for the twelve-months ended September 27, 2008.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	October 3,	September 27,	October 3,
	2008	2009	2008	2009
Reconciliation of GAAP net revenues to non-GAAP net revenues:
GAAP net revenues	$186,794	$190,311	$575,546	$573,967

Cost of revenues from product sales	(73,089)	(67,548)	(236,950)	(217,345)
Marketing expenses	(11,412)	(9,087)	(40,141)	(27,002)

Non-GAAP net revenues	$102,293	$113,676	$298,455	$329,620

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	September 27,	October 3,
	2008	2009
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$51,542	$90,081

Cash paid for property and equipment, including internal use software	(59,902)	(40,758)

Free cash flow	$(8,360)	$49,323

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended September 27, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$168,097	$23,132	$(4,435)	$186,794

Costs and expenses before depreciation, amortization and stock-based compensation expense	166,082	20,258	(4,435)	181,905

Operating income before depreciation, amortization and stock-based compensation expense	$2,015	$2,874	$-	$4,889

	Three Months Ended October 3, 2009
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$166,641	$31,038	$(7,368)	$190,311

Costs and expenses before depreciation, amortization and stock-based compensation expense	161,708	24,553	(7,368)	178,893

Operating income before depreciation, amortization and stock-based compensation expense	$4,933	$6,485	$-	$11,418

	Nine Months Ended September 27, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$531,632	$56,746	$(12,832)	$575,546

Costs and expenses before depreciation, amortization and stock-based compensation expense	528,834	49,277	(12,832)	565,279

Operating income before depreciation, amortization and stock-based compensation expense	$2,798	$7,469	$-	$10,267

	Nine Months Ended October 3, 2009
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$508,921	$84,646	$(19,600)	$573,967

Costs and expenses before depreciation, amortization and stock-based compensation expense	497,885	67,349	(19,600)	545,634

Operating income before depreciation, amortization and stock-based compensation expense	$11,036	$17,297	$-	$28,333

CONTACT:
GSI Commerce, Inc.
Greg Ryan
Dir. Corporate Communication
e-mail: ryang@gsicommerce.com
phone: 610-491-7294